UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Forbearance Agreement Related to November 2016 Convertible Notes

Effective as of May 23, 2017, the Company entered into a Forbearance Agreement by and among Cavalry Fund I LP, Lincoln Park Capital Fund, LLC and Puritan Partners LLC (the “Holders”) (the “Forbearance Agreement”) as it relates to the aggregate principal amount $350,000 14.29% Original Issue Discount 10% Senior Secured Convertible Notes issued by the Company on November 23, 2016 (the “November 2016 Notes”). The Company failed to make a payment on May 23, 2017 to each of the Holders as required by Section 2(b) of the November 2016 Notes which resulted in an event of default under such notes. As of result of the event of default, the aggregate amount owing under the November 2016 Notes as of May 23, 2017 was increased to $515,858 with such amount including a mandatory default amount and accrued interest. The Forbearance Agreement also provides for the Holders to forbear their right to demand an immediate cash payment of the principal amount due plus accrued interest as a result of the Company’s failure to satisfy its payment obligations to the Holder on May 23, 2017 so long as the Company complies with its other obligations under the November 2016 Notes and the other Transaction Documents. In consideration therefore, and as currently set forth in the November 2016 Notes, the Holders shall be entitled to convert such notes from time to time at their discretion in accordance with the terms of the November 2016 Notes and the November 2016 Notes shall not be subject to repayment unless agreed to by the Holder of such Note.

In connection with and as a condition to the Forbearance Agreement, the Company agreed to deliver to each of the Holders (i) an amended affidavit of confession reflecting the increased amounts owing under such Holder’s note, an (ii) an irrevocable transfer agent instructions increasing the reserve to five (5) times the number of shares of commons stock of the Company issuable on conversion of the November 2016 Notes and exercise of the warrants issued to them in connection with their purchase of the November 2016 Notes and (iii) documents the terms of which are the same as those evidencing the November 2016 Notes satisfactory to the Holders providing that the Holders can provide at their discretion in the aggregate up to $200,000 of proceeds to the Company.

June 2017 Financing

General. Effective as of June 2, 2017 (the “Original Issue Date”) the Company entered into and closed on the transaction set forth in the Securities Purchase Agreement (the “Securities Purchase Agreement”) it entered into with three institutional investors (the “Purchasers”) for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Securities Purchase Agreement, the Company issued upon closing to the Purchasers for an aggregate subscription amount of $233,345: (i) 14.29% Original Issue Discount 10% Senior Secured Convertible Notes (the “June 2017 Notes”); and (ii) warrants (the “June 2017 Warrants”) to purchase 1,555,633 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.175 (subject to adjustments under certain conditions as defined in the June 2017 Warrants). The closing under the Securities Purchase Agreement occurred effect as of June 2, 2017.

The June 2017 Notes. The aggregate principal amount of the June 2017 Notes is $233,345 and the Company will receive $200,000 after giving effect to the original issue discount of $33,345. The June 2017 Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the June 2017 Notes)), have a maturity date of February 2, 2018 and are convertible (principal, and interest) at any time after the issuance date of issuance into shares of the Company’s Common Stock at a conversion price equal to $0.15 per share (subject to adjustment as provided in the Note), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the June 2017 Note shall be convertible at 60% of the lowest closing price during the prior twenty trading days of the Common Stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The June 2017 Notes provide for two amortization payments on the six-month, seven-month and eight-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest. If the six-month amortization payment is made in cash then the payment is an amount equal to 120% of the applicable amortization payment and if the seven-month or the eight-month amortization payments are made in cash then the payment is an amount equal to 125% of the applicable amortization payment. The June 2017 Notes may be prepaid at any time until the 180th day following the Original Issue Date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest during the period from the Original Issue Date through the three months following the Original Issue Date, and (ii) 120% of outstanding principal balance of the June 2017 Notes and accrued and unpaid interest during months four through six following the Original Issue Date. In order to prepay the June 2017 Notes, the Company shall provide 20 Trading Days prior written notice to the Holder, during which time the Holder may convert the June 2017 Notes in whole or in part at the Conversion Price.

The June 2017 Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The June 2017 Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. The conversion price is subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion or exercise price less than the conversion price of the June 2017 Notes then in effect. If either of these events should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable. We granted the Purchasers certain rights of first refusal on future offerings by us for as long as the Purchasers hold the June 2017 Notes. In addition, subject to limited exceptions, the Purchasers will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may increase or decrease their ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

The June 2017 Warrants. As described above, holders of the June 2017 Notes received June 2017 Warrants to purchase 1,555,633 shares of Common Stock. The initial exercise price for the June 2017 Warrants is $0.175 per share, subject to adjustment as described below, and the June 2017 Warrants are exercisable for five years after the issuance date. The June 2017 Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the June 2017 Warrants. The exercise price of the June 2017 Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the June 2017 Warrants is also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower than the then-current exercise price of the Warrant with the exception for certain exempted issuances and subject to certain limitations on the reduction of the exercise price as provided in the June 2017 Warrants. In the event of a fundamental transaction, as described in the June 2017 Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the June 2017 Warrants will be entitled to receive upon exercise of the June 2017 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the June 2017 Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of June 2017 Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2017 Warrants. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrant filed as Exhibit 10.4 hereto and is incorporated by reference into this Item 1.01.

Ancillary Agreements. In connection with the Company’s obligations under the June 2017 Notes, the Company and its subsidiaries, OncBioMune, Inc. and Vitel Laboratorios, S.A. de C.V. (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Guaranty with Calvary Fund I LP, as agent, pursuant to which the Company and is Subsidiaries granted a lien on all assets of the Company and the Subsidiaries (the “Collateral”) excluding permitted indebtedness which includes a first lien held by Regions Bank in connection with the $100,000 revolving promissory note entered into with Regions Bank in October 2014 and the November 2016 Notes, for the benefit of the Purchasers, to secure the Company’s obligations under the June 2017 Notes. Upon an Event of Default (as defined in the June 2017 Notes), the Purchasers may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Additional Purchaser Rights and Company Obligations

The Securities Purchase Agreement includes additional purchaser rights and Company obligations including obligations on the Company to reimburse the Purchasers $10,000 for legal fees and expenses, satisfy the current public information requirements under SEC Rule 144(c), obligations on the Company with respect to the use of proceeds from the sale of securities: (i) to make a payment on account of a right to a drug ($50,000), (ii) investor relations and marketing ($25,000) and (iii) working capital purposes, and no portion of such proceeds shall be used for: (a) for the satisfaction of any other portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations, or to lend money, give credit, or make advances to any officers, directors, employees or affiliates of the Company. In addition, the Purchasers have certain rights to participate in future Company financings. Reference should be made to the full text of the Securities Purchase Agreement incorporated by reference as Exhibit 10.2 hereto, which is incorporated by reference into this Item 1.01.

The foregoing description of the terms of the Securities Purchase Agreement, the June 2017 Notes, the Security Agreement, the June 2017 Warrants, the Pledge Agreement, the Subsidiary Guaranty and the Forbearance Agreement, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Company’s issuance of the June 2017 Notes and June 2017 Warrants as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of the June 2017 Notes and June 2017 Warrants as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The issuance of the June 2017 Notes and the June 2017 Warrants Common is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the June 2017 Notes and the June 2017 Warrants and has not offered securities to the public in connection with such issuance and sale.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of November 23, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.2	Form of Note (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.5	Form of Pledge Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.6	Form of Subsidiary Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.7*	Forbearance Agreement by and among OncBioMune Pharmaceuticals, Inc., Cavalry Fund I LP, Lincoln Park Capital Fund, LLC and Puritan Partners LLC dated as of May 23, 2017.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: June 6, 2017	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer and President